Exhibit 10.1

FOR OFFICIAL RELEASE
5049 Edwards Ranch Rd, 4th Floor
Fort Worth, TX 76109

LOTTERY.COM INC ENTERS INTO STOCK PURCHASE AGREEMENT WITH PLUSEVO LTD.

NEW TECHNOLOGY PLATFORM TO SUPPORT GLOBAL LOTTERY EXPANSION

Fort Worth, Texas – Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company in digital lottery and sports entertainment, announces that it entered into a Stock Purchase Agreement with PlusEVO Ltd. to acquire its wholly-owned subsidiary, Spektrum Ltd in an all-stock transaction valued at $1.5 million (the “SPA”). In consideration of the acquisition, PlusEVO will receive 500,000 shares of the Company’s restricted common stock over the course of 30-months valued at $3 per share. Completion of the acquisition provides the Company with ownership of the technology platform being used to support its international market entry and rapid revenue growth expansion plans.

Lottery.com’s acquisition of technology tailored specifically for international territories allows it to align and mirror that of many of the European, African and Asia lottery competitors by brining additional game play outside of standard lottery directly to the consumer driving greater end user engagement.

This acquisition is part of the Company’s previously announced plans to launch and generate revenue from international operations by March 31, 2025. Owning its proprietary technology stack allows Lottery.com to maximize operational efficiencies, enhance margins, and drive long-term value creation which reinforces the Company’s commitment to profitable global growth and near-term revenue generation.

Matthew McGahan, Chairman and CEO of Lottery.com, commented:

“It’s a great start to the year to be able to have the technology needed to launch Lottery.com both domestically and internationally. This acquisition brings value everywhere for us, from new market entry, additional revenue lines, increased value from owning more of our own technology to service consumers and of course, delivering more value back to the company’s shareholders. We are very excited to see this evolution of the group unfold from a global expansion perspective but also driving the groups share price by virtue of delivering additional revenue through more global markets.”

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For more information, please visit www.lottery.com or contact our media relations team at press@lottery.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.